Exhibit 99.1

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EDITED TRANSCRIPT

DIOD - Diodes Inc to Acquire Lite-On Semiconductor Corp - Conference Call

EVENT DATE/TIME: AUGUST 08, 2019 / 9:00PM GMTR Lite-On Semiconductor Corp - ConferenceCall

AUGUST 08, 2019 / 9:00PM, DIOD - Diodes Inc to Acquire Lite-On Semiconductor Corp - Conference Call

C O R P O R A T E P A R T I C I P A N T S

Brett Perry

Julie Holland Diodes Incorporated - VP of Corporate Operations

Keh-Shew Lu Diodes Incorporated - CEO, President & Director

Richard D. White Diodes Incorporated - Corporate Secretary & Special Assistant to the CEO

C O N F E R E N C E C A L L P A R T I C I P A N T S

Gary Wade Mobley Wells Fargo Securities, LLC, Research Division - Senior Analyst

Tristan Gerra Robert W. Baird & Co. Incorporated, Research Division - MD and Senior Research Analyst

P R E S E N T A T I O N

Operator

Good morning, and welcome to Diodes Incorporated's conference call regarding its proposed acquisition of Lite-On Semiconductor Corporation.(Operator Instructions) As a reminder, this conference call is being recorded today, Thursday, August 8, 2019.

I would now like to turn the call over to Shelton Group, the Investor Relations agency for Diodes Incorporated. Brett, please go ahead.

Brett Perry

Good afternoon, and thank you for joining our conference call to discuss the proposed acquisition of Lite-On Semiconductor. I'm Brett Perry, Vice President of Shelton Group, Diodes' Investor Relations firm. With us today are Diodes' President and CEO, Dr. Keh-Shew Lu; Chief Financial Officer, Brett Whitmire; Corporate Secretary, Rick White; Vice President of Corporate Operations, Julie Holland; and Director of Investor Relations, Laura Mehrl.

If you have not yet received a copy of the press release, you can access a copy on Diodes' website at www.diodes.com under the Investor Relations section. There's also a slide presentation that we will be using in conjunction with this call that may be accessed through the webcast link on Diodes' website and is also posted as a PDF in the Investor Relations section. The slide presentation and management's statements during this conference call will include discussions of certain measures and financial information in GAAP and non-GAAP terms.

Before I turn the call over to Dr. Lu, I'd like to remind our listeners that management's prepared remarks contain forward-looking statements, which are subject to risks and uncertainties, and management may make additional forward-looking statements in response to your questions. These forward-looking statements include, but are not limited to, statements related to the benefits of the proposed transaction between Diodes Incorporated and Lite-On Semiconductor. These forward-looking statements are based on information available to Diodes and Lite-On Semi, as of today, August 8, 2019, and current expectations, forecasts and assumptions involve a number of risks and uncertainties. Actual results may differ materially from these forward-looking statements, and therefore, we refer you to a more detailed discussion of the risks and uncertainties in the company's filings with the SEC. The company claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act of 1995 and assumes no obligation to update these projections in the future as market conditions may or may not change.

For those of you unable to listen to the entire call at this time, a recording will be available via webcast for at least 60 days in the Investor Relations section of Diodes' website at www.diodes.com.

And now, it's my pleasure to turn the call over to Diodes' President and CEO, Dr. Keh-Shew Lu.

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AUGUST 08, 2019 / 9:00PM, DIOD - Diodes Inc to Acquire Lite-On Semiconductor Corp - Conference Call

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Thank you, Brett. Welcome, everyone, and thank you for joining us today. We are very excited about today's announcement regarding the proposed acquisition of Lite-On Semiconductor by Diodes. In addition to offering substantial financial synergies and attractive rationale for the customer, employee and the shareholders of both companies. I believe this acquisition is another significant milestone on Diodes' pace toward achieving our next strategic financial goal of $2.5 billion revenue and $1 billion gross profit by year 2025.

As we would discuss today, this transaction meets all of our acquisition criteria and will also be immediately accretive to both GAAP and the non-GAAP earning per shares. As Brett mentioned, there is a slide presentation available on our website. I now pass to Julie Holland, our Vice President of Corporate Operations, to debut this presentation with you as a part of today's call before we open the call for your questions.

Julie Holland - Diodes Incorporated - VP of Corporate Operations

Thank you, Dr. Lu. It's my pleasure to be here today. Diodes' acquisition of Lite-On Semiconductor creates a company with even greater scale and a well aligned product offering as well as the opportunity for financial and operational benefits for our long-term growth and profitability. When looking at the strengths and attributes of each company, Diodes has high-volume discrete, analog, logic and mixed signal products; cost-effective wafer fabrication and packaging capabilities; a strong global presence; a broad product and customer base with a well-developed global sales channel; and a strong base business in the consumer, computing and communications market, with an emphasis on expansion in the industrial and automotive markets. Lite-On Semiconductor has a broad portfolio of discrete power devices, analog, power ICs and Hall-effect devices plus a full range of contact image sensors, a leading market share in bridges for AC/DC applications and an installed base of wafer fab and assembly capacity that is currently underutilized and a large ownership stake in Diodes' stock, holding over 15% of our outstanding shares.

When combined, the consolidated company will offer a broader footprint of discrete and protection products; an expanded business base in Asia, including Diodes' participation in the contact image sensor market; operating and administrative synergies; access to incremental manufacturing capacity for both wafer fab and assembly; and financial value with positive impact to revenue, EBITDA and earnings per share.

Let me now provide an overview of Lite-On Semiconductor's business from a corporate, manufacturing and financial perspective. As an Asia-based supplier of green power semiconductors specializing in discrete and analog products, Lite-On Semiconductor has an extended portfolio of product lines, including rectifiers, protection products, photo diodes as well as power ICs and Hall- effect devices. In addition, Lite-On offers a full range of contact image sensors that support a wide variety of computing, industrial and financial equipment applications. Lite-On's target markets include system power and switching power applications in the communications, information technology and consumer electronics arena.

Lite-On Semiconductor is a publicly held company that was established in 1990. It is listed on the Taiwan Stock Exchange and is headquartered in Taipei. The company has over 2,300 employees, with its product development, operations and business management teams based in Taiwan and sales offices in Taiwan, China and the U.S. Lite-On Semiconductor has internal wafer fabrication plants in Hsinchu and Keelung, Taiwan and Shanghai and Wuxi, China. Lite-On also has product packaging and test facilities in Keelung, Taiwan and in Shanghai and Wuxi, China. They offer wafer foundry and assembly sub con services to external customers from these manufacturing facilities as well as supporting a significant percentage of their own production requirements. In terms of financials, Lite-On Semiconductor reported revenue of approximately USD 247 million in 2018 and $41 million in gross profit. Their cash and short-term investments were $91 million as of the end of 2018.

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AUGUST 08, 2019 / 9:00PM, DIOD - Diodes Inc to Acquire Lite-On Semiconductor Corp - Conference Call

Lite-On Semiconductor's business profile supports our rationale for the transaction and will benefit Diodes' business and expand our product portfolio. The rationale for this transaction includes the extension of our overall discrete product offering with a range of rectifiers, protection products and photodiodes, plus additional discrete power devices such as IGBTs and MOSFETs. Diodes and Lite-On Semiconductor will be the world's largest supplier of bridge products for AC/DC applications, a focus market for both companies. The transaction offers benefits of scale that will drive operational and manufacturing efficiencies to increase profitability. Also, we will be able to leverage Diodes' extensive sales channel, providing the Lite-On product lines, expanded sales opportunities through exposure to Diodes' larger customer base across additional market spaces. Diodes will be able to use Lite-On's wafer fab and assembly test capacity to provide headroom for our growth while allowing increased manufacturing flexibility, including more opportunities for internal dual sourcing.

Financially, the transaction allows the recapture of over 15% of Diodes' shares outstanding currently held by Lite-On Semiconductor. This business combination will be immediately accretive to revenue, EBITDA and earnings per share. And finally, this transaction aligns with Diodes' strategy to drive future growth through select acquisitions. We have a successful track record of integrating acquisitions, including FabTech in year 2000; Anachip and APD Semiconductor in 2006; Zetex in 2008; BCD and PAM in 2013; and Pericom in 2015. The terms of the acquisition include a purchase price of TWD 42.5 per share for a total consideration of approximately USD 428 million. The acquisition is expected to close in April of 2020.

The boards of both companies have approved this transaction, which is still subject to approval by Lite-On's shareholders as well as other customary closing conditions and regulatory approvals.

Turning now to manufacturing. The Lite-On manufacturing infrastructure includes wafer fabs in Hsinchu and Keelung, Taiwan and in Shanghai and Wuxi, China. Lite-On runs a variety of process technologies in these wafer fabs, including a TVS process with ultra-low junction capacitance, both trench and rugged planer Schottky technology, super junction MOSFET processes up to 650 volts and an IGBT technology weighted to 1,200 volts and 40 amps. Lite-On's analog wafer technologies include competitive BCD, bipolar and CMOS capabilities. These wafer fabs offer a combined capacity of approximately 160,000 6-inch equivalent wafers per month.

Lite-On Semiconductor has product packaging and test facilities in Keelung, Taiwan and Shanghai and Wuxi, China. They build SMA, B and C packages as well as surface mount, through hole and DFN package technologies. Lite-On has combined internal assembly test capacity for over 500 million units per month. This incremental wafer fab and assembly capacity will allow Diodes additional manufacturing flexibility and the opportunity for internal dual sourcing across multiple locations for supply risk reduction and operational efficiencies. This transaction provides Diodes with a larger revenue base as well as the ability to drive significant increases in earnings per share due to the recapture of Lite-On's holdings of over 15% of Diodes' shares outstanding. We expect this transaction to be immediately accretive.

When looking at pro forma results based on a calendar year for the combined company, revenue for second quarter '19 would have been approximately USD 370 million and $1.5 billion for the trailing 12 months. Gross profit for second quarter '19 would expand to approximately $128 million, with a trailing 12-month figure of nearly $500 million. Gross profit margin would decrease for the combined company based on Lite-On Semiconductors' current manufacturing utilization. We expect the gross margin to improve as Diodes introduces additional loadings and capabilities to these facilities.

Non-GAAP earnings per share would increase from $0.77 to $0.85 in Q2 '19 and would increase to $3.29 on a trailing 12-month basis. These EPS figures include the interest cost of this transaction and the recapture of Lite-On's holdings of Diodes' shares and do not consider any additional benefit from operational synergies as a combined company.

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AUGUST 08, 2019 / 9:00PM, DIOD - Diodes Inc to Acquire Lite-On Semiconductor Corp - Conference Call

We believe that Lite-On Semiconductor represents a significant step forward in executing Diodes' strategic growth plan to achieve $2.5 billion in revenue and $1 billion in gross profit by year 2025. As you can see from the chart on this slide, the combined company's trailing 12-month revenue of $1.5 billion represents an implied compound annual growth rate for revenue of over 11%, suggesting that this transaction puts us well on the way to achieving our revenue growth goal. Similarly, the progress toward our profit -- our gross profit goal of $1 billion by 2025 is even more encouraging. As this transaction would allow us to reach $500 million immediately on a trailing 12-month basis, with an implied compound annual growth rate that is even faster than our revenue growth trajectory. In addition, Lite-On's low overhead spending rates would average down our operating expense rates for R&D and SG&A, creating further favorable impact to our progress toward a goal of 20% profit from operations.

To conclude, Diodes' focus continues to be on generating profitable growth through a combination of manufacturing cost leadership, high-volume and market focus, strong customer relationships, aggressive new product introduction, product portfolio expansion, innovative process and packaging technology as well as select strategic acquisitions. Lite-On Semiconductor is another key milestone in this growth strategy, and we look forward to the combined company's success.

With that, we will now open the call for questions.

Q U E S T I O N S A N D A N S W E R S

Operator

(Operator Instructions) Our first question comes from the line of Shawn Harrison from Longbow Research.

Unidentified Analyst

Just to start off real quick, how will you be financing the deal? And what rate of debt should we assume?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

I'm sorry, your voice is very low. Let me turn on...

Richard D. White - Diodes Incorporated - Corporate Secretary & Special Assistant to the CEO

So how are you going to finance and what's the rate of debt.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Okay. I will maybe need to bring you back to our history, okay? In 2015, when we purchased Pericom, we had $100 million of debt, and we were able to finance another $400 million, so we make up the total $500 million of the finance to purchase Pericom. Since 2016 January, and we have been paying down our debt. And so far, up to end of second quarter this year, our debt now is less than $150 million. And therefore, now with our EBITDA, we are now capable to borrow the money up to probably $900 million, but we already make our finance arrangement with the bank. So we should be able to finance the $428 million needed plus the leftover of $150 million of our current existing loan. So we had the commitment from our bank group who agreed to finance those money for us to acquire the LSC.

Unidentified Analyst

Okay, great. Moving on to the synergies. Is there any way you can quantify a goal? And maybe talk a little bit about the time line, and where do you see the synergies exactly. Any help would be helpful.

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AUGUST 08, 2019 / 9:00PM, DIOD - Diodes Inc to Acquire Lite-On Semiconductor Corp - Conference Call

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Well, the time line, I think, if we're going to -- we are now focused -- get the shareholder of the Lite-On Semi, the shareholder to approve it and our target is somewhere around November 8 is reported, their shareholder approval. And then after that, we expect the closing at the beginning of April 2020, okay? And I would like Julie to answer the questions.

Julie Holland - Diodes Incorporated - VP of Corporate Operations

So we expect to see synergies from a product perspective in terms of being able to offer a broader sales channel to the Lite-On products, in addition to a broader customer base and exposure to a broader market range.

On the manufacturing side, we're expecting to invest in their facilities to allow -- to develop some additional capabilities that will allow us to increase their loading factors and their overall utilization, which will, I believe, increase the overall efficiencies of the combined company.

Operator

Our next question comes from the line of Tristan Gerra from Baird.

Tristan Gerra - Robert W. Baird & Co. Incorporated, Research Division - MD and Senior Research Analyst

So looking before any type of synergies, what else is accretive to earnings based on the slide that shows almost $0.55 in accretion? Is there anything in addition to the share repurchase? Is it also due to tax synergies or any other factors, again, before any type of cost-cutting or synergies between the 2 businesses?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Well, actually, when we do that calculation, we don't even consider any synergy to it, okay? What we really do is take the past trailing 12 months and then we -- based on that, and then the profit generated by both companies and including the profit generated by their subsidiary or rather of their ownership of On-Bright, okay? So order profit added together minus the interest payment for us to acquire LSC. So we make assumptions. The money is needed, it's $428 million. The interest rate we're going to pay, we take those costs inside there and the tax benefit we're going to have. So when we add all those together, it show us we can be accretive immediately, and that's the one in Julie -- the presentation show that just the EPS alone is very, very good, very accretive. And so we do not even put in any synergy in consideration. And if you start to put in the synergy there, then the accretive will be even much better. Let Julie or...

Richard D. White - Diodes Incorporated - Corporate Secretary & Special Assistant to the CEO

This is Rick White. So basically, what Keh-Shew was describing was the methodology we used to come up with that number from a profit standpoint. We took On-Bright -- Lite-On and On-Bright plus Diodes' profit. We subtracted out the tax effect of the interest and we also included the 15% reduction in our share price. And so the combination of all those factors is what's driving that $3.29 on the consolidated balance sheet there or P&L there.

Tristan Gerra - Robert W. Baird & Co. Incorporated, Research Division - MD and Senior Research Analyst

Okay. And then Lite-On has some 3-inch fabs and one 4-inch fab. Is it too early for you to talk about potentially upgrading those fabs to 6- or 8-inch?

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AUGUST 08, 2019 / 9:00PM, DIOD - Diodes Inc to Acquire Lite-On Semiconductor Corp - Conference Call

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Well, those 12 -- those 3-inch and 4-inch is a special wafer, it's for the GPP and for some kind of -- some of the bridge. So it's not the traditional, we took a 6-inch discrete. So those 2 fab is what a special purpose of the GPP and Bridge and 4-inch is good enough to support those kind of product. And they are -- we can load even more because we do, Diodes do, have the business in that area, too.

And today, I don't know if you remember or not, we have a 51% own of the company -- public company called Eris. Diodes owns 51% and Eris last year, purchased a company, 60% of the company called Yashin and Yashin is -- produced those GPP type of wafer and 4-inch wafer, too. So by LSC and then Eris, Yashin, we were able to consolidate altogether and make a much bigger business out of those products. So that is the one thing in our plan we would do after we take over, then we try to feel out how to make 1 plus 1 larger than 2.

Then the other one, 6-inch, which is the 1-day -- way underloaded, their loading is less than 50% -- it's somewhere around 50% of the capacity is only loaded. And I think we have a lot of 5-inch, 6-inch product line outside to the country, and we believe they are capable to support us in that area. Now we do need to spend the time to qualify the process, qualify the product and reduce the production, but from long term, they were able to load in their factory, and they were able to provide us additional capacity to support our growth in the future.

Tristan Gerra - Robert W. Baird & Co. Incorporated, Research Division - MD and Senior Research Analyst

Okay, that's very useful. And then last question for me. Does the acquisition change significantly your mix, your percentage mix of discrete versus analog products?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

I don't think will be significant because some of their revenue do -- is in analog, too. And that some of the revenue is the module, we call this a CMOS sensor, but they call...

Julie Holland - Diodes Incorporated - VP of Corporate Operations

Contact image sensors.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Contact image sensors. Okay. Those is not discrete. So if you look at -- they take all those out and then some of the revenue is coming from foundry. So if you look at the revenue, yes, there's -- majority is a discrete, but if you consider analog and contact imaging sensors for the rest of foundry, it's not going to change significantly of our ratio between analog and discrete.

Operator

Our next question comes from the line of Gary Mobley from Wells Fargo Securities.

Gary Wade Mobley - Wells Fargo Securities, LLC, Research Division - Senior Analyst

If I'm not mistaken, Lite-On took the Diodes equity stake about 20 years ago to establish North American distribution footprint and I find this ironic that today, you're buying them to establish their sales footprint. My question is, what is the equity value of the On-Bright equity stake worth today for Lite-On?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Well, they own 31% of On-Bright, okay? But the stock price going up and down every day. So it's very difficult to tell you exact the equities. But I will say, somewhere around $90 million.

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AUGUST 08, 2019 / 9:00PM, DIOD - Diodes Inc to Acquire Lite-On Semiconductor Corp - Conference Call

Richard D. White - Diodes Incorporated - Corporate Secretary & Special Assistant to the CEO

USD 90 million.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

USD 90 million.

Gary Wade Mobley - Wells Fargo Securities, LLC, Research Division - Senior Analyst

Okay. So let me get this straight. You're buying Lite-On for $428 million. They have a $300 million equity stake in Diodes, a $90 million equity stake in On-Bright and $91 million in cash.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

I think your math is too good. And I should not comment on that because we're going to -- the other side -- the shareholders need to approve the transaction, so we don't want -- all I want to say is, yes, it's accretive immediately and accretive to our P&L, accretive to our earnings per share, but don't forget, their shareholders need to vote for this. And so...

Gary Wade Mobley - Wells Fargo Securities, LLC, Research Division - Senior Analyst

I guess, it's fair to assume that you're just going to retire the Diodes' shares that's going to be picked up from this transaction straight to treasury, right?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Well, this is really important for us, okay? The key thing, let me explain, I think you go with me to the investor meetings all the time, and they always ask me why our shareholder of Lite-On Semi sell Diodes stock. And I need to spend a lot of time to explain because they need to pay the dividend for the money they make, but Diodes don't pay the dividend for the money we make and they consolidate. So they need to sell Diodes' stock to be able to pay the dividend, making by Diodes.

And you know I always need to dancing around and explain why our parent company is selling our stock. It is because they have a need. It's not because they have no confidence in Diodes. And so this is really very, very critical for me to get those shares back. And when we get those shares back, we put in treasury stock, and that will reduce our outstanding shares. So you can thinking we would spend that kind of money to buy our share back. And I think that's why I feel very excited about this acquisition.

Richard D. White - Diodes Incorporated - Corporate Secretary & Special Assistant to the CEO

One other comment about Keh-Shew's valuation, we did have a valuation done by outside firms. We did have a fairness opinion and the TWD 42.50 that you see and the value was within the guidelines of the valuation and the fairness opinion. So it sounds good, but it did meet our needs – it fell within the parameters of the -- both the valuation and the fairness opinion.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Yes, actually -- yes, I think it's very important because the fairness opinion from our side and from their side actually indicate the price is fair to both sides.

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AUGUST 08, 2019 / 9:00PM, DIOD - Diodes Inc to Acquire Lite-On Semiconductor Corp - Conference Call

Gary Wade Mobley - Wells Fargo Securities, LLC, Research Division - Senior Analyst

Okay. All right. And so you talked about absorbing some of Lite-On's unused manufacturing capacity. And I believe your CapEx intentions are typically, what, 5% to 7% or 5% to 9% of revenue annually. I'm assuming that maybe you can spend towards the lower end of that range with you shifting some of your needed capacity to Lite-On?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Well, this -- we still keep the same kind of ratio, okay, 5% to 9%. Target midpoint is 7%. And so I would still go to be thinking similar because we just acquired the GFAB from TI, and that GFAB from TI, we may need to put some CapEx in to be able to convert from TI's wafer process to Diodes' special wafer process and special wafer requirement, okay? So I think with this one, the same thing. We're going to take a look of their need of -- to bring a Diodes special process equipment to support our need. So yes, it will be -- release some of our capacity, our CapEx needed, but don't forget that is we're going to bring some of the wafer needed outside to inside to improve the gross margin, too.

So we are planning both but we cannot just say, okay, we stay everything outside. So we -- by using this, by putting the CapEx in the range, the business model range, I put it up 5% to 9%. We should be able to support some of the growth need internally instead of 100% rely on outside.

Operator

And this does conclude the question-and-answer session of today's program. I'd like to hand the program back to Dr. Lu for any further remarks.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Thank you for everyone for joining us today. Operator, you may now disconnect.

Operator

Thank you. And thank you, ladies and gentlemen, for your participation in today's conference. This does conclude the program. You may now disconnect. Good day.

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